UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 7, 2026

Date of Report (date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3501 Corporate Pkwy

Center Valley, PA 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share	FOUR.PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced by Shift4 Payments, Inc. (the “Company”), Jared Isaacman was sworn in as the 15th Administrator of the National Aeronautics and Space Administration (“NASA Administrator”) on December 18, 2025 and upon his confirmation Mr. Isaacman resigned as the Executive Chairman of the Company’s Board of Directors (the “Board”).

In connection with the foregoing, the Company previously disclosed Mr. Isaacman’s intention to:

(i) exchange for shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A shares”) his equity common units (“LLC Interests”) in Shift4 Payments, LLC (“Shift4 LLC”) and cancel the corresponding shares of the Company’s Class B common stock, $0.0001 par value per share (“Class B shares”), and exchange all of his shares of Class C common stock, $0.0001 par value per share of the Company’s common stock (“Class C shares”) on a one-for-one basis for Class A shares; and

(ii) assign the right to payments and waive any rights to Tax Benefit Payments (as defined in the TRA) under the tax receivable agreement, dated June 4, 2020, among Shift4 LLC, Rook Holdings Inc., a Delaware corporation (“Rook”) wholly owned by Mr. Isaacman, and Searchlight Capital Partners, L.P., a Delaware limited partnership, and certain of its affiliated funds (“Searchlight”) (the “TRA”).

Such actions would simplify the Company’s organizational and capital structure including by, among other things, collapsing the Company’s current “Up-C” structure (the “Up-C Collapse”).

Accordingly, on February 7, 2026, the Company, Shift4 LLC, Mr. Isaacman and Rook entered into a Transaction Agreement (the “Transaction Agreement”) to effect, among other things, the Up-C Collapse via a taxable exchange, pursuant to which Mr. Isaacman is responsible for his own tax liabilities that will be substantial, and the assignment and waiver of Rook’s rights under the TRA to the Company (collectively, the “Simplification Transactions”). The Simplification Transactions and other matters provided for in the Transaction Agreement will provide significant benefits to the Company, including being relieved of an estimated $440 million of future TRA payments, no longer having a stockholder with majority voting power (“Elimination of Voting Control Benefit”) and obtaining a waiver by Rook of its rights under Section 4 of the Stockholders Agreement, dated June 4, 2020, among the Company, Rook, and Searchlight (as amended from time to time, the “Stockholders Agreement” and such waiver, the “Stockholders Agreement Waiver”), previously filed as Exhibit 10.3 with the Company’s Quarterly Report on Form 10-Q filed on August 12, 2020 (these and the other benefits to the Company arising from the Simplification Transactions (the “Company Benefits”)).

The Simplification Transactions also follow an exploration of equity simplification opportunities and alternatives by the Company (the “Simplification Review” and any potential equity simplification transaction resulting from such Simplification Review, a “Transaction”). The Board delegated to a special committee of disinterested directors (the “Special Committee”) the authority to oversee the Simplification Review and, if the Special Committee deemed appropriate, negotiate (or oversee the negotiation of) and approve or reject any Transaction. The Special Committee engaged independent advisors, including PJT Partners LP as its independent financial advisor and Morris, Nichols, Arsht & Tunnell LLP as its independent Delaware counsel.

Pursuant to the Transaction Agreement, the following transactions occurred: (i) Rook effected a redemption and exchange of all of its LLC Interests on a one-for-one basis for Class A shares and cancelled the corresponding Class B shares, (ii) Mr. Isaacman exchanged all of his Class C shares on a one-for-one basis for Class A shares, (iii) Rook assigned all of its rights and benefits under the TRA to the Company, and each of Rook and the Company waived any rights they may have to any tax benefit payments; and (iv) Mr. Isaacman agreed to the Stockholders Agreement Waiver. Also pursuant to the Transaction Agreement, Mr. Isaacman agreed to a five-year obligation not to compete with the Company, and the Company and Mr. Isaacman agreed to, following the time that Mr. Isaacman’s service as NASA Administrator terminates, negotiate in good faith to reach an agreement upon which Mr. Isaacman shall return to service (whether as director, consultant, or otherwise) with the Company.

Pursuant to the Transaction Agreement, in consideration for the Company Benefits, including the assignment and waiver of the TRA, the Elimination of Voting Control Benefit, the Stockholder Agreement Waiver, and the Up-C Collapse, Mr. Isaacman (via Rook) received $191.8 million in value, which consists of (i) a payment of cash held by the Company as a result of previously paid tax distributions from Shift4 LLC in the amount of approximately $138.8 million, (ii) 423,296 shares of the Company’s mandatory convertible preferred stock in a private placement (the “Private Placement”) and (iii) deemed satisfaction in full of Mr. Isaacman’s previously disclosed agreement to fund 50% of the Company’s discretionary equity award program for non-management employees, which was implemented in November 2021, through a contribution of shares of his Class C shares.

The description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement which is filed hereto as Exhibit 10.1.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Up-C Collapse, assignment and waiver of the TRA, the Elimination of Voting Control Benefit, the Stockholder Agreement Waiver, the other Company Benefits, future negotiations, and the timing of any of the foregoing. Actual results may differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to the other risks, uncertainties, and other important factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s other filings with the SEC, copies of which are available free of charge on the Company’s website at investors.shift4.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits .

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Transaction Agreement , dated February 7, 2026, by and between the Company, Shift4 LLC, Mr. Isaacman, and Rook

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Chief Legal Officer